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                                                                    Exhibit 24.1




The Board of Directors
Nathan's Famous, Inc.:


We consent to incorporation by reference in the registration statements (No. 33-72066, 33-89442 and 33-93396) on Form S-8 of Nathan's Famous, Inc. of our report dated May 16, 1995, relating to the consolidated statements of operations, stockholders' equity and cash flows of Nathan's Famous, Inc. and subsidiaries for the year ended March 26, 1995, and the related schedule, which report appears in the March 30, 1997, annual report on Form 10-K of Nathan's Famous, Inc.




                                   KPMG PEAT MARWICK LLP


Jericho, New York
June 24, 1997